                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by Registrant                              |X|
Filed by a Party other than the Registrant       |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by Rule
     14-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-12

-------------------------------------------------------------------------------
                           THE A CONSULTING TEAM, INC.
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
5)   Total fee paid:
--------------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials
--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
--------------------------------------------------------------------------------
2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
3)   Filing Party:
--------------------------------------------------------------------------------
4)   Date Filed:
--------------------------------------------------------------------------------

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 22, 2006

To the Holders of the Common Stock of THE A CONSULTING TEAM, INC.

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of The A Consulting Team, Inc. (the "Company") will be held at 10:00 a.m. (local time), on August 22, 2006, at the offices of TACT's counsel, Orrick, Herrington & Sutcliffe LLP, at 666 Fifth Avenue, New York, New York 10103 for the following purposes:

         1. To elect the Board of Directors of the Company to serve until the annual meeting of shareholders in 2007 and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Mercadien P.C. as the independent auditors of the Company for the year ending December 31, 2006; and

         3. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Helios & Matheson North America Inc.

         Only holders of the Common Stock at the close of business on July 6, 2006 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. This proxy statement and the accompanying form of proxy, together with the Company's 2005 Annual Report to Shareholders, are being mailed to shareholders on or about July 31, 2006. This will insure that your shares are voted in accordance with your wishes. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting.

                                     By Order of the Board of Directors,



                                     By: /s/ Salvatore M. Quadrino
                                         --------------------------------
                                         Salvatore M. Quadrino
                                         Secretary
                                         June 30, 2006

THE A CONSULTING TEAM, INC.
200 Park Avenue South
New York, New York 10003


Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting on August 22, 2006. The meeting will begin promptly at 10:00 a.m. at the offices of the Company's counsel, Orrick, Herrington & Sutcliffe LLP, at 666 Fifth Avenue, New York, New York 10103.

         The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

         The vote of every shareholder is important. Please sign, date and promptly mail your proxy. The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                                       Sincerely,

                                       THE A CONSULTING TEAM, INC.




                                       /s/ SHMUEL BENTOV
                                       ----------------------------------------
                                       Shmuel BenTov
                                       Chairman, Chief Executive Officer
                                       and President

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                 (212) 979-8228


                                 PROXY STATEMENT


                                       FOR


                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 22, 2006


         This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The A Consulting Team, Inc., a New York corporation (the "Company"), to be voted at its Annual Meeting of Shareholders which will be held at 10:00 a.m. (local time), on August 22, 2006 at the offices of TACT's counsel, Orrick, Herrington & Sutcliffe LLP, at 666 Fifth Avenue, New York, New York 10103 and at any postponements or adjournments thereof (the "Annual Meeting").

         At the Annual Meeting, the Company's shareholders will be asked (i) to elect Messrs. Shmuel BenTov, Steven S. Mukamal, William Miller, Rabin Dhoble, Shankar N. Ram, Daniel L. Thomas, Shri S. Jambunathan, Kishan Gramma Ananthram, and Ms. Divya Ramachandran as directors of the Company to serve until the annual meeting of shareholders in 2007 and until their respective successors are duly elected and qualified, (ii) to ratify the appointment of Mercadien P.C. as the Company's independent auditors for the year ending December 31, 2006, (iii) to approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Helios & Matheson North America Inc.

         This proxy statement and the accompanying form of proxy, together with the Company's 2005 Annual Report to Shareholders, are being mailed to shareholders on or about July 24, 2006.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
GENERAL INFORMATION..............................................................................................1

         Solicitation and Voting of Proxies; Revocation; Record Date.............................................1

ELECTION OF DIRECTORS............................................................................................2

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS............................................................4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS................................................................5

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION....................................................................8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................9

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES...........................................................13

EXECUTIVE COMPENSATION..........................................................................................15

         Summary of Compensation Table..........................................................................15

         Aggregated Option Exercises In the Year Ended December 31, 2005 and Fiscal Year-End Option
                  Values........................................................................................15

         Director Compensation..................................................................................16

         Employment Agreements..................................................................................16

         Compensation Committee Interlocks and Insider Participating............................................17

         Report of the Compensation Committee of the Board of Directors.........................................17

         Performance Graph......................................................................................18

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON........................................................19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........................................................19

SHAREHOLDER PROPOSALS...........................................................................................20

OTHER BUSINESS..................................................................................................20

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS.......................................................................20


                               GENERAL INFORMATION

           SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

         Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director named below, "FOR" the ratification of the Company's independent auditors, and "FOR" the amendment to the Company's Certificate of Incorporation to change the Company's name to Helios & Matheson North America Inc.

         A shareholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. However, a stockholder who holds shares through a broker or other nominee must bring a legal proxy to the meeting if that stockholder desires to vote at the meeting. Any written notice revoking the proxy should be sent to the attention of Salvatore M. Quadrino, Secretary, The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, Telephone: (732) 499-8228.

         Proxies may be solicited by mail, and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). Since the Company is making this solicitation the expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company has retained Mellon Investor Services to assist in the solicitation. Expenses for the solicitation are estimated to be approximately $4,500, plus other reasonable expenses. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock.

         Only holders of record of the Company's Common Stock at the close of business on July 6, 2006 (the "Record Date") are entitled to notice of and to attend and vote at the Annual Meeting with each share entitled to one vote. As of the close of business on June 30, 2006, the Company had 2,382,301 shares outstanding. Under the Company's By-Laws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of Common Stock voting as a single class, entitled to vote constitutes a quorum for the transaction of business. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

         An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         New York's Business Corporation Law and the Company's By-Laws provide that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting by holders of shares represented either in person or by proxy entitled to vote in the election. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining a plurality.

         With respect to the Proposal 2, New York's Business Corporation Law provides that, a quorum being present, approval is to be determined by a majority of the votes cast at the meeting in favor of or against such action by holders of shares represented either in person or by proxy entitled to vote in the election.

           With respect to Proposal 3, New York's Business Corporation Law provides that, a quorum being present, approval is to be determined by a majority of all of the outstanding shares of the Company's common stock eligible to vote.

                              ELECTION OF DIRECTORS

                         (PROPOSAL NO. 1 ON PROXY CARD)

         Pursuant to the Company's By-Laws, the Board of Directors shall be comprised of not less than three and not more than twelve directors. The exact number of directors shall be set by a resolution of the Board of Directors. The Board has currently set the number of directors at seven and has authorized an increase of the number of directors to nine, to be effective upon the date of the Company's Annual Shareholder's Meeting. At each Annual Meeting of shareholders, directors shall be elected for the ensuing year.

NOMINEES STANDING FOR ELECTION

         The following nominees are standing for election to serve as directors until the Annual Meeting of Shareholders in 2007 and until their respective successors are duly elected and qualified:

         Shmuel BenTov, 51, has been the founder of TACT and has been the Chairman of the Board and Chief Executive Officer of the Company since its establishment in 1983. Mr. BenTov received a B.Sc. in Economics and Computer Science in 1979 from the Bar-Ilan University in Israel. From 1979 to 1983, Mr. BenTov was a consultant Database Administrator and then an Account Manager with Spiridellis & Associates. From 1972 to 1979, Mr. BenTov served with the Israeli Defense Forces as a Programmer, Analyst, Project Manager, Database Administrator and Chief Programmer.

         Steven S. Mukamal, 65, has been a director of the Company since August 1997. Mr. Mukamal is the Chairman of the Compensation Committee as well as a member of the Audit Committee and the Nominating Committee. Mr. Mukamal received a B.A. in 1962 from Michigan State University and a J.D./L.L.B. in 1965 from Brooklyn Law School. Since 1965, he has been a member and senior partner of the law firm Barst & Mukamal LLP. Mr. Mukamal specializes in the areas of immigration and nationality law, consular law and real estate and debt restructuring.

         William Miller, 68, has been a director of the Company since July 2002. Mr. Miller is the Chairman of the Audit Committee, as well as a member of the Nominating Committee. Mr. Miller has been a private investor for the past five years. He is a Certified Public Accountant and an attorney. He was affiliated for eight years with Cantor Fitzgerald & Co., an Investment Banking Firm, as Executive Vice President responsible for corporate finance, real estate, and retail sales. Subsequent to that he was with Telerate, Inc., a computer information services company.

         Rabin K. Dhoble, 44, has been a director of the company since February 2006. Mr. Dhoble received his B.A. in Marketing in 1984 from Temple University. Mr. Dhoble is currently the President of Diversified Agency Services Healthcare, Omnicom Group. Since 1998, he has been a senior executive within the healthcare communications practice of Diversified Agency Services, the specialty communications unit of Omnicom Group. Mr. Dhoble specializes in the development of business strategies and the management of cross-functional teams that support the global commercialization of biotechnology and pharmaceutical brands.

         Shankar N. Ram, 53, has been a director of the Company since June 5, 2006. Since October 1995, he has been the President, Chief Executive Officer and Director of Laxmi Group, Inc. ("Laxmi"), a subsidiary of Helios & Matheson Information Technology Ltd., an information technology company that specializes in project management and consulting. He has over 30 years experience in product planning, product support, marketing and management; 25 years of which is in information technology, designing and implementing software solutions for major corporations. He is also the founder, Director, President and Chief Executive Officer, since September 1987, of Importers Software Services, Inc., a leading software solution provider. He has served as President, Chief Executive Officer and Director of (i) Netwin Solutions, Inc, since October 2004; (ii) Ignify, Inc., since April 2005 and (iii) Prumatech, Inc, since October 2005. He is an active member in many international trade associations, including. The Foreign Trade Association of Southern California, where he serves as a Director At Large. He holds a Masters of Science degree in Systems Science from Louisiana University, Baton Rouge and a Bachelors of Engineering degree from the University of Madria, Madria, India.

         Daniel L. Thomas, 56, has been a director of the Company since June 5, 2006. He has over 28 years of public accounting and industry experience. He is currently a partner with Thomas & Associates, a CPA firm, which he started in February 2002. From October 1999 to February 2002 he was the Audit Partner in Charge with Corbin & Wertz, a CPA firm. His experience includes part-time CFO services, fraud prevention and investigation, acquisition consulting, transaction due diligence, internal control review and systems implementation. He is a Certified Public Accountant and a Certified Fraud Examiner. He holds a Bachelor of Science degree in Accounting from California State Polytechnic University Pomona (summa cum laude). He is the past President of the Orange County Chapter of the Association of Certified Fraud Examiners and he has served on the Board of Directors for the Orange County Head Start program. He is also a Reserve Deputy Sheriff for the Orange County Sheriff's Department.

         Shri S. Jambunathan, 68, has significant experience working in both private and government industries. Since March 2003, he has served as a director of the Bombay Stock Exchange Limited. In addition, he served as non-executive Chairman from March 2003 to August 2005. From March 2005 to August 2005 he also served as non-executive Chairman of Provogue India Ltd., a men's designer wear and fashion apparel company. Since November 2003, he has been a Director of JSW Steel Ltd. Since January 2001, he has served as non-executive chairman of First Policy Insurance Pvt. Ltd. and Chairman of the State Bank of Mauritius. He holds a degree in Mathematics from Madras University.

         Divya Ramachandran, 26, has served as an Associate Vice President at Helios & Matheson Information Technology Ltd., since February 2004, with a focus on mergers and acquisitions. From June 2003 to January 2004, she was Program Director for General Management Programs for The Indian School of Business. From July 2002 to January 2003, she was a Senior Manager, Strategy and Restructuring Cell for Lupin Limited, one of India's top five pharmaceutical companies. From June 2000 to 2001, she was an associate with Arthur Anderson LLP. She holds a Bachelor of Arts degree in Economics from Stella Maris College of the University of Madras and has completed post-graduate programs at the Indian School of Business and the Kellog School of Management of Northwestern University.

         Kishan Gramma Ananthram, 42, has served as the founder, Chairman and Chief Executive Officer of IonIdea, Inc., a software product and engineering outsourcing company since January 1994. He has over 20 years of entrepreneurial, management, sales and technology experience. Prior to founding IonIdea, Inc. he held various technical and management positions with NUS, Sprint, GTE, Fannie Mae and Hughes. He holds both a Masters and a Bachelors degree in Engineering from the University of Alabama.

         Proxies are solicited in favor of the director nominees and it is intended that the proxies will be voted for the nominees unless otherwise specified. Should a nominee become unable to serve for any reason, unless the Board of Directors by resolution provides for a lesser number of directors, the person named in the enclosed proxy will vote for the election of a substitute nominee. The Board of Directors has no reason to believe that the nominees will be unable to serve.

         Helios & Matheson Information Technology, LTD. ("H&M") owns 1,024,697 shares of the Company's Common Stock which represented approximately 43.0% of the Company's outstanding Common Stock as of May 31, 2006. In response to a request of H&M, on June 5, 2006, the Board of Directors increased the number of directors on the Company's Board of Directors from five to seven members and appointed Messrs. Shankar N. Ram and Daniel L. Thomas as directors to fill the two vacancies. The Board of Directors also authorized the further increase of the Board of Directors from seven members to nine members effective as of the date of the Annual Shareholders meeting.

         H&M has requested that the Company nominate the following five nominees to stand for election to the Board of Directors at the Annual Shareholders'
Meeting: Messrs. Shankar N. Ram, Daniel L. Thomas, Shri S. Jambunathan, Kishan Gramma Ananthram and Ms. Divya Ramachandran. H&M does not have any contractual rights to appoint directors or officers of the Company or to cause the resignation of any existing Company directors or officers.


VOTING REQUIREMENTS TO ADOPT THE PROPOSAL

         The affirmative vote of the holders of a plurality of the outstanding shares of our capital stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 1.

         H&M has indicated that it intends to vote in favor of each director nominee named in this proxy statement.

RECOMMENDATION

         The Nominating Committee has nominated each of the director nominees set forth in Proposal 1. The Board of Directors recommends that shareholders vote FOR each of the nominees.


              FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS



BOARD INDEPENDENCE

         Upon consideration of the criteria and requirements regarding director independence set forth in the National Association of Securities Dealers Rules 4200 and 4350, the Board of Directors has determined that each of Messrs. Mukamal, Miller, Dhoble, Thomas, and Jambunathan meet the independence standards established by the National Association of Securities Dealers.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                         (PROPOSAL NO. 2 ON PROXY CARD)

         The Audit Committee of the Board of Directors has recommended to the Board of Directors of the Company the selection of Mercadien, P.C. to be the independent auditors of the Company for the year ending December 31, 2006.

         Mercadien served as the principal accountant for the Company for the year ending December 31, 2005. Grant Thornton LLP served as the principal accountant for the Company for the years ending December 31, 2004 and 2003. The Audit Committee of the Board of Directors of the Company dismissed Grant Thornton LLP on April 7, 2005.

         Grant Thornton LLP's reports on the Company's financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the fiscal years ended December 31, 2003 and December 31, 2004 and through the date of dismissal, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the two years ended December 31, 2003 and December 31, 2004 and through the date of dismissal, there were no reportable events (as defined in Regulation S-K Proposal 304(a)(1)(v)).

         The Audit Committee of the Board of Directors of the Company engaged Mercadien, P.C. as the independent auditors of the Company on April 7, 2005. Mercadien, P.C. was not engaged as either the principal accountant to audit the Company's financial statements or as an independent accountant to audit a significant subsidiary of the Company during the years ended December 31, 2003 and December 31, 2004. In addition, the Company did not consult Mercadien, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K Proposal 304(a)(1)(iv)) or a reportable event (as defined in Regulation S-K Proposal 304(a)(1)(v)).

AUDIT FEES

         For the year ended December 31, 2005, the aggregate fees paid or expected to be paid to Mercadien P.C. for the audit of the Company's financial statements for such year and the review of the Company's interim financial statements was $143,000.

         During the year ended December 31, 2004, there were no fees paid to Mercadien P.C. for the audit of the Company's financial statements for such year or the review of the Company's interim financial statements.

         During the year ended December 31, 2005, there were no fees paid to Grant Thornton LLP for the audit of the Company's financial statements for such year or the review of the Company's interim financial statements.

         For the year ended December 31, 2004, the aggregate fees paid to Grant Thornton, LLP for the audit of the Company's financial statements for such years and the review of the Company's interim financial statements was $242,000.



AUDIT RELATED FEES

         For the year ended December 31, 2005, the Company paid Mercadien P.C. aggregate fees of $3,200 for audit related services rendered in connection with acquisition activities.

         During the year ended December 31, 2004, there were no audit related fees paid to Mercadien P.C.

         During the year ended December 31, 2005, there were no audit related fees paid to Grant Thornton LLP.

         For the year ended December 31, 2004, the Company paid Grant Thornton LLP aggregate fees of $26,000 for audit related services rendered in connection with acquisition activities.

TAX FEES

         During the year ended December 31, 2005 and 2004, there were no tax compliance, tax advice and tax planning service fees paid to Mercadien P.C.

         For the years ended December 31, 2005 and 2004, the aggregate fees paid or expected to be paid to Grant Thornton LLP for tax compliance, tax advice and tax planning services were $43,000 and $45,000, respectively.

ALL OTHER FEES

         During the years ended December 31, 2005 and 2004, there were no fees paid to Mercadien P.C. for professional services other than audit and audit-related services.

         For the year ended December 31, 2005, the Company paid Grant Thornton LLP aggregate fees of $45,000 for its consent to the inclusion of the audited financial statements for the years ended December 31, 2004 and 2003,respectively, in the Company's Form 10-K for the year ended December 31, 2005 and Form S-8 dated April 7, 2006.

         During the year ended December 31, 2004, there were no fees paid to Grant Thornton LLP for professional services other than audit, audit-related and tax.

AUDIT COMMITTEE POLICIES AND PROCEDURES

         The Audit Committee reviews the independence of the Company's auditors on an annual basis and has determined that Mercadien, P.C. is independent. In addition, the Audit Committee pre-approves all work and fees, which are performed by the Company's independent auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

         REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

         REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with Mercadien P.C., the Company's independent accountants for the fiscal year ended December 31, 2005, the matters required to be discussed by SAS 61 (Communication With Audit Committees), as amended by SAS 90 (Audit Committee Communications) that includes, among other Proposals, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received from Mercadien P.C. the required written communication, as required by Independence Standards Board Standard No. 1 (that relates to the accountants' independence from the Company and its related entities).

         CONCLUSION. Based on the review and discussions with management and Mercadien P.C. referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2005.

                                              AUDIT COMMITTEE:
                                              William Miller, Chairman
                                              Reuven Battat
                                              Steven S. Mukamal

ACCOUNTANTS' ATTENDANCE AT THE ANNUAL MEETING

         A representative of Mercadien P.C., the independent accountants of the Company for the year ending December 31, 2005, is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement at the Annual Meeting and are expected to be available to respond to appropriate questions.

VOTING REQUIREMENTS TO ADOPT THE PROPOSAL

         The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, who are present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to approve Proposal No.
2. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole right to appoint the Company's independent auditor and the appointment of the independent auditor is not contingent upon obtaining shareholder approval. However, the Board of Directors is affording the Company's shareholders the opportunity to express their opinions with regard to the selection of the Company's auditors for fiscal year 2006. This vote is neither required nor binding, but is being solicited by the Board of Directors in order to determine if the shareholders would approve the Audit Committee's selection. If this Proposal does not receive the affirmative vote of a majority of the votes cast for this Proposal at the Annual Meeting, in person or by proxy, the Audit Committee will take such vote into consideration in determining whether to retain its independent auditor. Not withstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company.

RECOMMENDATION

         The Board of Directors recommends that the shareholders RATIFY the selection of Mercadien P.C. to be the independent auditors of the Company for the year ending December 31, 2006.

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

                         (PROPOSAL NO. 3 ON PROXY CARD)

THE PROPOSAL

         The Board of Directors is proposing an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the Company's corporate name from "The A Consulting Team, Inc." to "Helios & Matheson North America Inc."

EFFECTS OF ADOPTING THE PROPOSAL

         On March 30, 2006, H&M purchased 1,024,697 shares of the Company's Common Stock which represented approximately 43.0% of the Company's outstanding Common Stock on May 31, 2006. H&M is an information technology services organization and is publicly listed on three stock exchanges in India, the National Stock Exchange (NSE), the Stock Exchange, Mumbai (BSE) and Madras Stock Exchange (MSE).

         The Company and H&M are considering potential strategies to work together for the mutual benefit of each company in the future. The Board of Directors believes that the Company will attempt to benefit from cost efficiencies and product offerings that H&M may be able to make available to the Company and its clients. H&M has proposed that the Board of Directors consider changing the Company's name to Helios & Matheson North America Inc. After discussions with H&M, the Board of Directors believes that the Company may benefit from the alignment of the Company's name with H&M's name to enhance the Company's ability to market to clients and potential clients the Company's access to cost effective offshore product development and outsourcing capabilities through a developing relationship with H&M.

         If approved, we will amend our Certificate of Incorporation by filing a Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of New York. We anticipate filing the Certificate of Amendment promptly after its approval by a majority of all the outstanding shares of the Company's eligible voting stock. The Certificate of Amendment will be effective on the effective date of its filing with the Secretary of State. A form of the Certificate of Amendment is attached to this proxy statement as Exhibit C. In addition to the name change, we will also submit an application to the NASDAQ Capital MarketCM to change the Company's ticker symbol to HMNA, if available, or such other symbol deemed appropriate by the Board of Directors.

VOTING REQUIREMENTS TO ADOPT THE PROPOSAL

         The affirmative vote of the holders of a majority of all of the outstanding shares of the Company's common stock eligible to vote is required to approve Proposal No. 3.

         H&M has indicated to the Board that it intends to vote the 1,024,697 shares of Common Stock that H&M owns in favor of proposal No. 3.

RECOMMENDATION

         The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to our certificate of incorporation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of June 15, 2006, certain information regarding the beneficial ownership of our Common Stock by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and officers of the Company as a group (iv) each person known by the Company to own beneficially more than 5% of the Common Stock and (v) each of the Company's director nominees. As of June 15, 2006, 2,382,301 shares of Common Stock were outstanding. Unless otherwise indicated in the table below, each person or entity named below has an address in care of the Company's principal office.


-----------------------------------------------------------------------------------------------------
                                                                  AMOUNT AND NATURE
TITLE OF                                                           OF BENEFICIALLY      PERCENTAGE
 CLASS    NAME AND ADDRESS OF SHAREHOLDER                            OWNERSHIP (1)       OF CLASS
-----------------------------------------------------------------------------------------------------
Common    Helios & Matheson Information Technology, Ltd. (2)          1,024,697           43.0%
-----------------------------------------------------------------------------------------------------
Common    Mr. Sanjeev Welling (3)                                       120,390            5.0%
-----------------------------------------------------------------------------------------------------
Common    William P. Miller, Director                                  38,376 (4)          1.6%
-----------------------------------------------------------------------------------------------------
Common    Reuven Battat, Director                                      22,000 (5)            *
-----------------------------------------------------------------------------------------------------
Common    Steven S. Mukamal, Director                                  16,875 (6)            *
-----------------------------------------------------------------------------------------------------
Common    Michael Prude, Chief Operating Officer                       15,000 (7)            *
-----------------------------------------------------------------------------------------------------
Common    Shmuel BenTov, Chairman, Chief Executive Officer and
          President                                                     9,375 (8)             *
-----------------------------------------------------------------------------------------------------
Common    Rabin Dhoble, Director                                           -                 *
-----------------------------------------------------------------------------------------------------
Common    Salvatore M. Quadrino, Chief Financial Officer                   -                 *
-----------------------------------------------------------------------------------------------------
Common    Shankar N. Ram, Director (9)                                     -                 *
-----------------------------------------------------------------------------------------------------
Common    Daniel L. Thomas, Director (10)                                  -                 *
-----------------------------------------------------------------------------------------------------
Common    Shri S. Jambunathan, Director Nominee (11)                       -                 *
-----------------------------------------------------------------------------------------------------
Common    Divya Ramachandran, Director Nominee (12)                        -                 *
-----------------------------------------------------------------------------------------------------
Common    Kishan Gramma Ananthram, Director Nominee (13)                   -                 *
-----------------------------------------------------------------------------------------------------
Common    Richard D. Falcone, former Chief Financial Officer (14)      25,500             1.1%
-----------------------------------------------------------------------------------------------------
COMMON    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
          (8 PERSONS)                                                 101,626 (15)        3.6%
-----------------------------------------------------------------------------------------------------

(1) As used in the tables above, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of June 15, 2006. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Helios & Matheson Information Technology, Ltd.'s, principal executive offices are located at #9 Nungambakkam High Road, Chennai 600034 India.

(3) Consists of (i) 117,473 shares of Common Stock and (ii) 2,917 shares of Common Stock issuable upon exercise of currently exercisable options. Mr. Welling's address is 31 Winding Brook Way, Edison, NJ 08820.

(4) Consists of: (i) 13,351 shares owned by a corporation of which Mr. Miller serves as an officer and a director, over which Mr. Miller may be deemed to have voting and/or investment power and of which Mr. Miller disclaims beneficial ownership, (ii) 19,775 shares of Common Stock held by Mr. Miller, and (iii) 5,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(5) Consists of: (i) 10,000 of Common Stock held by Mr. Battat, and (ii) 11,750 shares of Common Stock issuable upon exercise of currently exercisable options. Mr. Battat resigned from the Board of Directors, effective July 3, 2006.

(6) Consists of: (i) 875 shares of Common Stock over which Mr. Mukamal exercises investment power, (ii) 10,000 shares of Common Stock held by Mr. Mukamal, and (iii) 5,750 shares of Common Stock issuable upon exercise of currently exercisable options.

(7) Consists of 15,000 shares of Common Stock issuable upon exercise of currently exercisable options. Mr. Prude's address is 163 Dekalb Avenue, Brooklyn, NY 11217.

(8) Consists of 9,375 shares of Common Stock issuable upon exercise of currently exercisable options.

(9) Mr. Ram's address is c/o The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

(10) Mr. Thomas's address is c/o The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

(11) Mr. Jambunathan's address is c/o The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

(12) Ms. Ramachandran's address is c/o The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

(13) Mr. Ananthram's address is c/o The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

(14) Mr. Falcone is a former Chief Financial Officer of the Company. He resigned in February 2006. Mr. Falcone's address is 5 Blossom Hill, Colts Neck, NJ, 07722.

(15) Includes 31,875 shares of Common Stock issuable upon exercise of currently exercisable options.


*    Indicates less than 1%.

         On March 30, 2006, Shmuel BenTov, his wife, Ronit BenTov, and his sons, Jonthan BenTov and Yaneev BenTov, (collectively the "Sellers") entered into a Stock Purchase Agreement with H &M, pursuant to which H&M purchased an aggregate of 1,024,697 shares of the Company's Common Stock from the Sellers. Mr. BenTov sold 979,487 shares of Common Stock held individually and Mr. and Mrs. BenTov sold 7,500 shares held jointly. Each of Mr. BenTov's children sold 18,855 shares of Common Stock, respectively. The Company was not a party to the Stock Purchase Agreement or any of the related agreements. Mr. BenTov is a director and the Chief Executive Officer and President of the Company; however, Mr. BenTov entered into the Stock Purchase Agreement and the related agreements solely in his capacity as a stockholder.

         Based upon 2,382,301 shares of Common Stock outstanding as of March 24, 2006, the 1,024,697 shares of Common Stock acquired by H&M represented 43.0% of the issued and outstanding voting securities of the Company. To the Company's knowledge, H&M does not beneficially own directly or indirectly any other shares of Common Stock of the Company. In response to a request of H&M, on June 5, 2006, the Board of Directors increased the number of directors on the Company's Board of Directors from five to seven members and appointed Messrs. Shankar N. Ram and Daniel L. Thomas as directors to fill the two vacancies. The Board of Directors also authorized the further increase of the Board of Directors from seven members to nine members effective as of the date of the Annual Shareholders meeting. H&M has requested that the Company nominate the following nominees to stand for election to the Board of Directors at the next annual shareholders' meeting: Messrs. Shankar N. Ram, Daniel l. Thomas, Shri S. Jambunathan, Kishan Gramma Ananthram, and Ms. Divya Ramachandran. H&M has no contractual rights to appoint directors or officers of the Company or to cause the resignation of any existing Company directors or officers. As the holder of 43.0% of the Company's outstanding voting securities, H&M will have significant influence on matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

         H&M is an information technology services organization with its corporate headquarters in Chennai, India. H&M is a publicly listed company on three stock exchanges in India, the National Stock Exchange (NSE), the Stock Exchange, Mumbai (BSE) and Madras Stock Exchange (MSE).

         H&M agreed to pay an aggregate of Eight Million Seven Hundred Fifty Thousand United States Dollars (USD $8,750,000) as consideration for the purchase of the 1,024,697 shares. H&M paid an aggregate of $3,400,000 upon closing (the "Closing") and entered into a promissory note in the principal amount of $5,350,000 payable to the Sellers, as follows:

         o First Payment (the "First Note Installment") of Three Hundred Fifty Thousand Dollars ($350,000), plus interest thereon, within six (6) months of the Closing;

         o Second Payment (the "Second Note Installment") of Two Million Five Hundred Thousand Dollars ($2,500,000), plus interest thereon, on the first anniversary of the Closing; and

         o Third Payment (the "Third Note Installment") of Two Million Five Hundred Thousand Dollars ($2,500,000), plus interest thereon, on the second anniversary of the Closing. The Second Note Installment and the Third Note Installment are referred to collectively as the "Deferred Payments".

         The promissory note bears interest at the rate of 8.5%. To the Company's knowledge, H&M made the initial payment of $3,400,000 at the Closing from H&M's working capital and internal resources. To the Company's knowledge, H&M intends to make all Deferred Payments and all Earn-Out Payments (as defined below), if any, from H&M's working capital, future earnings and/or the net proceeds of future debt or equity financings.

           Mr. BenTov is currently employed as the Chief Executive Officer and President of the Company pursuant to an employment agreement dated as of December 1, 2005, as amended (the "Employment Agreement"). In the event of a termination of Mr. BenTov's employment by the Company for "Cause" (as defined in the Employment Agreement) or voluntary termination by Mr. BenTov without "Good Reason" (as defined in the Employment Agreement), H&M's obligation to pay any unpaid Deferred Payments shall terminate. In the event of the termination of Mr. BenTov's employment by the Company without "Cause" or termination by Mr. BenTov with "Good Reason", H&M's obligation to pay the Deferred Payments shall continue.

          In addition, H&M has agreed to pay certain earn-out payments ("Earn-Out Payments") as additional consideration for the purchase of the shares of Common Stock as follows:

         o a cash payment equal to 35% of the EBTDA (Earnings before Taxes, Depreciation and Amortization) of the Company for the period beginning April 1, 2006 and ending March 31, 2007; and

         o a cash payment equal to 35% of the EBTDA of the Company for the period beginning April 1, 2007 and ending March 31, 2008;

          In the event of a termination of Mr. BenTov's employment by the Company for Cause or voluntary termination by Mr. BenTov without Good Reason, H&M's obligation to pay any unpaid Earn-Out Payments shall terminate. In the event of the termination of Mr. BenTov's employment by the Company without Cause or termination by Mr. BenTov with Good Reason, H&M's obligation to pay the Earn-Out Payments shall continue.

          If Mr. BenTov voluntarily terminates his employment with the Company other than for Good Reason prior to March 31, 2007, H&M's obligation to pay any Deferred Payments terminates and Sellers must repurchase, at H&M's election, the 1,024,697 shares of Common Stock for an aggregate purchase price equal to the amount of all payments received by Sellers from H&M as of the date of such voluntary termination, if and only if, H&M chooses to sell all or part of its Company shares. If Mr. BenTov voluntarily terminates his employment with the Company other than for Good Reason during the period commencing on April 1, 2007 and ending on March 31, 2008, then Sellers must return the Second Note Installment to H&M.

         On March 30, 2006, the Sellers and H&M also entered into a Stock Pledge Agreement, pursuant to which H&M pledged to Sellers the 1,024,697 shares of Common Stock as security for the payment of the Second Note Installment and the Third Note Installment. Certificates representing such shares will be registered in the name of H&M and be held by a mutually agreed upon third party pursuant to the terms of the Stock Pledge Agreement.

         If H&M procures a letter of credit or bank guarantee or other form of collateral acceptable to the Sellers, H&M may request the Sellers to cancel the pledge and accept the new collateral. Sellers shall not unreasonably withhold their consent to the substitution of such form of security or collateral.

         In the Stock Purchase Agreement, H&M agreed to acquire and pay for term life insurance in the amount of $5.0 million on the life of Mr. BenTov. Mr. BenTov's estate will be the beneficiary. This insurance will be acquired to secure the Deferred Payments in the event of the death of Mr. BenTov. The face amount of the insurance will be reduced to $2.5 million after the Second Note Installment has been paid, and the insurance will be cancelled after the Third
Note Installment has been paid.

         In the Stock Purchase Agreement, H&M and the Sellers agreed that H&M shall not, and shall cause the Company not to, engage in a "Change in Control" (as defined in the Stock Purchase Agreement) without the consent of Mr. BenTov, which consent shall not be unreasonably withheld. For purposes of the Stock Purchase Agreement, a "Change in Control" will be defined as (i) the sale or transfer prior to payment of Deferred Payments of more than 51% of the shares of the Company Common Stock held by H&M, (ii) the sale or transfer prior to the payment of the Deferred Payments of more than 51% of the shares held by any and all parties in H&M to another person or entity in one or a series of transactions, or (iii) the sale prior to payment of Deferred Payments of more than 50% of the assets of H&M or the Company.

         As described above, Mr. BenTov is presently employed as the Chief Executive Officer and President of the Company pursuant to the Employment Agreement. The Employment Agreement originally expired on December 31, 2007. On May 1, 2006, the term of the Employment Agreement was extended through March 31, 2008.

         In the Stock Purchase Agreement, Mr. BenTov agreed that he shall not engage directly or indirectly in the same or similar business being carried on by the Company in the United States for a period of two years from the later of the Closing Date and the termination of his employment. Further, Mr. BenTov also agreed that he will not, directly or indirectly, hire any employee or consultant of the Company, H&M or any subsidiary of H&M. These provisions of the Stock Purchase Agreement shall become null and void in the event of a default in any Deferred Payment or Earn-Out Payment.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 2005, the Board of Directors met eleven times, including regular and special meetings.

         Each member of the Board of Directors is expected to attend annual meetings of the Company's shareholders. At the Company's 2005 annual meeting of shareholders, all four directors were in attendance.

         The following are the members and functions of the standing committees of the Board of Directors:

         Audit Committee. The Audit Committee is authorized to engage the Company's independent auditors and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform,
(ii) their report on the Company's financial statements following completion of their audit and (iii) the Company's policies and procedures with respect to internal accounting and financial controls. During the year ended December 31, 2005 and through July 3, 2006, the Audit Committee was comprised of Messrs. Miller, Battat and Mukamal. Mr. Battat resigned as a director on July 3, 2006. Mr. Daniel Thomas was appointed to the Audit Committee on July 11, 2006. The Board of Directors determined that Mr. Miller qualifies as an "audit committee financial expert." During the year ended December 31, 2005, the Audit Committee met five times. The Board of Directors intends that the Audit Committee will be reconstituted at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Shareholders. The Board of Directors has determined that each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a) (15) of the National Association of Securities Dealers' listing standards and in Rule 10A-3(b)(i) of the Securities and Exchange Act of 1934, as amended). The Board of Directors adopted a revised written charter for the Audit Committee on February 26, 2003. The Audit Committee Charter is posted at the Company's website, www.tact.com, under Corporate -- Investors and is appended hereto as Exhibit B. The Company will provide a copy of the Audit Committee Charter to any person, without charge, upon written request to Mr. Salvatore M. Quadrino, Chief Financial Officer by calling 732-499-8228 or writing to Mr. Quadrino's attention at The A Consulting Team, Inc. 77 Brant Avenue, Suite 320, Clark, NJ 07066.

         Executive Compensation Committee. The Executive Compensation Committee is authorized and empowered to approve appointments and promotions of executive officers of the Company and fix salaries for such officers, provided that all actions of the Executive Compensation Committee must be ratified by the full Board of Directors within six months of the subject action. The Executive Compensation Committee is also authorized to administer the Company's Amended and Restated 1997 Stock Option and Award Plan. During the year ended December 31, 2005 and through July 3, 2006, the Executive Compensation Committee was comprised of Messrs. Mukamal (Chairman), Miller and Battat. Mr. Battat resigned as a director on July 3, 2006. The Board of Directors has determined that each of the members of the Executive Compensation Committee is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). During the year ended December 31, 2005, the Executive Compensation Committee met one time. The Board of Directors intends that the Executive Compensation Committee will be reconstituted at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Shareholders.

         Nominating Committee. On February 26, 2004, the Board of Directors established a Nominating Committee, which is authorized to nominate new candidates to the Board of Directors. During the year ended December 31, 2005 and through July 3, 2006, the Nominating Committee was comprised of three members, Messrs. Battat (Chairman), Miller and Mukamal. Mr. Battat resigned as a director on July 3, 2006. The Board of Directors has determined that each of the members of the Nominating Committee is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Nominating Committee Charter is posted at the Company's website, www.tact.com, under Corporate -- Investors. During the year ended December 31, 2005, the Nominating Committee met one time. The Board of Directors intends that the Nominating Committee will be reconstituted at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Shareholders.

         The Nominating Committee receives recommendations for director nominees from a variety of sources, including from shareholders, management, and members of the Board of Directors. Shareholders may recommend any person to be a director of the Company by writing to the Company's Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate's name, age, business address and residence address, (iii) the candidate's principal occupation and the number of shares of the Company's capital stock beneficially owned by the candidate and (iv) any other information that would be required under the SEC rules in a proxy statement listing the candidate as a nominee for director. H&M has proposed the following director nominees: Messrs. Ram, Thomas, Jambunathan, Ananthram and Ms. Ramachandran.

         The Nominating Committee generally reviews all recommended candidates at the same time, and subjects all candidates to appropriate review criteria. Members of the Board of Directors should be qualified, dedicated, ethical and highly regarded individuals who have experience relevant to the Company's operations and understand the complexities of the Company's business environment. The Nominating Committee further develops recommendations regarding the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors, and these recommendations are submitted to the Board of Directors for review and approval. In conducting this assessment, the Nominating Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and its committees. In addition, at least a majority of the Board of Directors must be independent, all members of the Audit Committee must be independent and also satisfy heightened independence and qualification criteria and all of the members of the Executive Compensation Committee and the Nominating Committee must be independent.

     Other Committees

         The Board of Directors may establish additional standing or ad hoc committees from time to time.

     Communications with Shareholders

         Correspondence from the Company's shareholders to the Board of Directors or any individual directors or officers should be sent to the Company's Secretary. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be sent to the Chairman of the Nominating Committee or to the individual director, as applicable. The Company's Secretary will regularly provide to the Board of Directors a summary of all such shareholder correspondence that the Secretary receives on behalf of the Board of Directors. The Board of Directors has approved this process for shareholders to send communications to the Board of Directors.

     Code of Ethics.

         The Board of Directors has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submit to the SEC and in the Company's other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code of ethics and accountability for adherence to the code of ethics. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code of ethics to any person without charge, upon request to Mr. Salvatore M. Quadrino, Chief Financial Officer by calling 732-499-8228 or writing to Mr. Quadrino's attention at The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, NJ, 07066.

         The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to certain persons by filing them on Form 8-K, as required by applicable law.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded or paid to, or earned by, the Company's Chairman, Chief Executive Officer and President during the years ended December 31, 2005, 2004 and 2003, and the Company's Chief Financial Officer and Secretary for the years ended December 31, 2005, 2004 and 2003. No other executive officer of the Company received a total salary and bonus of $100,000 or more for the year ended December 31, 2005. Accordingly, no information is reported for such persons. No options were granted in 2005, and 2003 to the Company's Chairman, Chief Executive Officer and President. No options were granted in 2005 and 2003 to the Company's Chief Financial Officer. Options were granted in 2004 to the Company's Chairman, Chief Executive Officer and President and Chief Financial Officer.


                          SUMMARY OF COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                               ANNUAL COMPENSATION             AWARDS
                                                 ----------------------------------------- -------------
                                                                                            SECURITIES
                                         FISCAL                           OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR      SALARY     BONUS     COMPENSATION (1)    OPTIONS
--------------------------------------------------------------------------------------------------------
Shmuel BenTov
    Chairman, Chief Executive Officer     2005    $ 302,500   $ 147,000      $ 6,265               -
                                          2004    $ 240,000   $  15,000      $ 7,601           7,500
                                          2003    $ 240,000   $       -      $ 7,601               -
--------------------------------------------------------------------------------------------------------
Richard D. Falcone (2)                    2005    $ 200,000   $  87,000      $     -               -
    Chief Financial Officer               2004    $ 180,000   $  15,000      $ 1,000          15,000
                                          2003    $ 180,000   $  21,000      $     -               -
--------------------------------------------------------------------------------------------------------


1. Includes payments with respect to life insurance, car allowance and health insurance.
2. Mr. Falcone resigned in February 2006.


                             2005 OPTION/SAR GRANTS*



                         NUMBER OF       INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE AT
                         SECURITIES      PRECENT OF TOTAL                                          ASSUMED ANNUAL RATES OF
                         UNDERLYING        OPTIONS/SARS        EXERCISE OR                       STOCK PRICE APPRECIATION FOR
                        OPTIONS/SARS        GRANTED TO         BASE PRICE      LATEST POSSIBLE           OPTION TERM
NAME                      GRANTED         EMPLOYEES 2005        $/SHARE        EXPIRATION DATE      5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
Shmuel BenTov                 -                      -           $   -                               $  -            $  -
Richard D. Falcone            -                      -           $   -                               $  -            $  -
-----------------------------------------------------------------------------------------------------------------------------------


Neither Mr. BenTov nor Mr. Falcone was granted any options in 2005.

* The Board of Directors adopted and approved an amendment to the Company's Amended and Restated 1997 Stock Option and Award Plan (the "Plan") to decrease the number of shares authorized for issuance under the Plan from 1,200,000 shares to 460,000 shares. The amendment to the Plan will become effective upon the Board of Directors' determination that all applicable regulations and other conditions have been complied with or fulfilled

     AGGREGATED OPTION/SAR EXERCISES IN 2005 AND YEAR-END OPTION/SAR VALUES


                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                              SHARES                               OPTIONS HELD AT              THE-MONEY OPTIONS AT
                            ACQUIRED ON       VALUE              DECEMBER 31, 2005               DECEMBER 31, 2005
    NAME                      EXERCISE       REALIZED         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Shmuel BenTov                      -               -                9,375/5,625                           $0/$0
-----------------------------------------------------------------------------------------------------------------------
Richard D. Falcone             5,000         $50,400               23,750/11,250                      $100,188/$25,763
-----------------------------------------------------------------------------------------------------------------------


                              DIRECTOR COMPENSATION

         From January 2005 through September 2005 each non-employee member of the Board was paid $2,000 per quarter for services provided as a director. On December 12, 2005, the Board of Directors approved an increase in the fees for non-employee directors from $2,000 per quarter to $3,000 per quarter effective commencing in the fourth quarter of 2005. Each director is reimbursed for travel and other reasonable expenses relating to the business of the Company.

         Pursuant to the Company's Amended and Restated 1997 Stock Option and Award Plan each non-employee director is automatically granted stock options to purchase 250 shares of Common Stock on the date of initial appointment or election as a non-employee director and stock options to purchase an additional 250 shares of Common Stock on each re-election, in each case at the fair market value on the date of grant.

         On August 11, 2005, the Company granted and issued 10,000 shares of restricted common stock under the Company's Amended and Restated 1997 Stock Option and Award Plan to each of Messrs. Steven S. Mukamal, William P. Miller, and Reuven Battat, each, on such date, a non-employee director of the Company, for their services as a director.

         On December 12, 2005, the Company granted 5,000 non-qualified stock options to Steven Mukamal, Reuven Battat and William Miller, each, on such date, a non-employee director. The options were granted under the Company's Amended and Restated 1997 Stock Option and Award Plan. The options were granted at fair market value on the date of grant.


                              EMPLOYMENT AGREEMENTS

         On December 12, 2005, the Company entered into a new employment agreement with its chief executive officer, Shmuel BenTov (the "2005 BenTov Employment Agreement"). Mr. BenTov's prior employment agreement with TACT dated January 2002 expired in accordance with its terms on December 31, 2004. The 2005 BenTov Employment Agreement is effective as of December 1, 2005, and had an initial term of twenty-five months, expiring on December 31, 2007. The Board of Directors approved the extension of the term of the 2005 BenTov Employment Agreement through March 31, 2008. The 2005 BenTov Employment Agreement provides for an increase of $60,000 in initial base salary from $300,000 to $360,000. Mr. BenTov may also be entitled to an annual bonus. The 2005 BenTov Employment Agreement provides that in the event of termination (i) by TACT without cause or by Mr. BenTov in the event of a material breach of the employment agreement by TACT or a substantial dimunition of his duties, Mr. BenTov will receive a lump sum severance allowance in an amount equal to two times his then annual base salary; (ii) as a result the incapacity or disability of Mr. BenTov, Mr. BenTov would be entitled to receive his then annual base salary during the one year that followed the termination notice; or (iii) as a result of Mr. BenTov's death, Mr. BenTov's estate would be entitled to receive a lump sum payment equal to his then annual base salary. The agreement includes a two-year non-compete covenant commencing on termination of employment.

         On April 26, 2006, the Company entered into an employment agreement with Mr. Salvatore M. Quadrino (the "2006 Quadrino Employment Agreement") whereby Mr. Quadrino is employed as chief financial officer. The 2006 Quadrino Employment Agreement is effective as of May 1, 2006, has a term of two (2) years, and shall automatically renew for subsequent one-year terms, unless and until terminated by either party upon 30 days notice. The 2006 Quadrino Employment Agreement provides Mr. Quadrino with an initial annual base salary of $180,000, a discretionary annual bonus, participation in the Company's stock option plan with an initial grant of 20,000 options to purchase shares of the Company's stock and the use of a Company car. The 2006 Quadrino Employment Agreement provides that during the initial term of the Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for Sufficient Reason, as defined in the Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to twelve (12) months of Mr. Quadrino's then current base salary and all granted options become vested and exercisable. After the initial term of the 2006 Quadrino Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for Sufficient Reason, as defined in the 2006 Quadrino Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to six (6) months of Mr. Quadrino's then current base salary. The agreement includes a one-year non-compete covenant commencing on termination of employment.

         On June 5, 2006, the Board of Directors appointed Mr. Michael Prude, 43, as the Chief Operating Officer of the Company. In 1998, Mr. Prude entered into an employment agreement (the "Prude Employment Agreement") and, in 2005, he entered into a severance agreement (the "Prude Severance Agreement") with the Company. The Prude Employment Agreement is terminable at the will of either Mr. Prude or the Company. The Prude Employment Agreement contains non-competition and non-solicitation covenants, each of which are enforceable for one year after the date on which Mr. Prude's employment with the Company terminates for any reason. Mr. Prude's current annual base salary is $225,000. The Prude Employment Agreement states that Mr. Prude may also be eligible to receive a performance-based bonus as well as stock option awards. The Prude Severance Agreement provides that, in the event the Company terminates Mr. Prude's employment for cause (as defined therein) within the first 18 months of a change in control (as defined therein), then Mr. Prude shall be entitled to a severance payment in an amount equal to 12 months of his then-current base salary.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATING

         Messrs. Mukamal (Chairman), Miller and Battat were directors and members of the Executive Compensation Committee during fiscal year 2005. No interlocks or insider participation required to be disclosed under this caption occurred during the years ended December 31, 2004 or December 31, 2005.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors has responsibility for establishing and monitoring compensation programs of the Company's executive officers, which include the Company's Chief Executive Officer and Chief Financial Officer. The Compensation Committee is composed of Steven S. Mukamal. Shmuel BenTov served on the Committee through August 2002 and William Miller served on the Compensation Committee from August 2002 through February 2003, when he resigned from the Compensation Committee. Mr. Robert Duncan served on the Committee until April 2004, when he resigned from the Board of Directors. Mr. Reuven Battat served on the Committee until July 2006, when he resigned from the Board of Directors. Compensation arrangements for the Company's executive officers are usually negotiated on an individual basis between the Chief Executive Officer and each executive. Compensation arrangements for the Company's Chief Executive Officer are negotiated between the other members of the Board of Directors and Mr. BenTov. Although these arrangements are, by and large, subjective, objective measurements such as industry comparisons, compensation history and other significant factors were also taken into account. From the Company's point of view, these compensation arrangements are invariably designed to attract talented executives to a challenging and demanding environment and to retain such executives for the long-term benefit of the Company. In furtherance of such goals and to provide incentives to enhance stockholder value, the Company's compensation arrangements with its executive officers often provide for equity participation in the Company. The Company believes the interests of its shareholders are well served if part of the compensation of the Company's executives is tied to the performance of the Company.

         The compensation packages of the Chief Executive Officer and Chief Financial Officer are set forth in employment agreements with the Company. See "Employment Agreements." The Company's executive officers are entitled to participate in a bonus program that is administered by the non-employee directors of the Compensation Committee.

         In determining bonus compensation, the Compensation Committee seeks to create a direct link between the bonus payable to each executive officer and the financial performance of the Company as a whole. The factors which may be considered in determining the amount of individual bonus awards include earnings per share targets and individual performance compared to predetermined strategic, financial and operational objectives. For the year ended December 31, 2005, there was a $147,000 cash bonus paid to the Chief Financial Officer and there was an $87,000 cash bonus paid to the Chief Executive Officer.

                                          The Compensation Committee:
                                          Steven S. Mukamal, Chairman
                                          William Miller
                                          Reuven Battat

                                PERFORMANCE GRAPH

The following graph depicts the performance of $100 invested on August 8, 1997 (the date of the Company's initial public offering), in the Company's Common Stock on (i) a Peer Index of selected Information Technology and e-Services companies and (ii) the Nasdaq(R) Major Market Computer and Data Processing Services Index. The comparison assumes reinvestment of all dividends on a quarterly basis for the years ended December 31, 2001, 2002, 2003, 2004 and 2005.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                         MAR '01     JUN '01      SEP'01      DEC '01     MAR '02     JUN '02       SEP'02     DEC '02     MAR '03
                         -------     -------      ------      -------     -------     -------       ------     -------     -------
TACT                     $ 10.30     $  4.50     $  4.50      $  2.90     $  6.00     $  3.90      $  3.40     $  3.40     $  3.70
Peer Index               $ 28.51     $ 34.25     $ 22.76      $ 31.69     $ 30.91     $ 22.87      $ 12.94     $ 16.14     $ 15.54
Major Market Index       $ 74.76     $ 87.78     $ 60.89      $ 79.24     $ 74.97     $ 59.45      $ 47.62     $ 54.26     $ 54.49


                         JUN '03      SEP'03     DEC '03      MAR '04     JUN '04     SEP'04       DEC '04     MAR '05     JUN '05
                         -------      ------     -------      -------     -------     ------       -------     -------     -------
TACT                     $  4.90     $  7.80     $  9.10      $  8.40     $ 18.05     $ 15.20      $ 17.78     $ 27.50     $ 31.20
Peer Index               $ 17.59     $ 19.20     $ 26.59      $ 35.25     $ 29.45     $ 23.77      $ 24.73     $ 21.63     $ 20.78
Major Market Index       $ 65.93     $ 72.60     $ 81.39      $ 81.02     $ 83.20     $ 77.06      $ 88.38     $ 81.22     $ 83.57


                          SEP'05      DEC '05
                          ------      -------
TACT                     $  9.38      $ 11.45
Peer Index               $ 20.70      $ 19.71
Major Market Index       $ 87.42      $ 89.60


            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         As the holder of 43.0% of the Company's outstanding voting securities, H&M will have significant influence on matters requiring stockholder approval, including the election of directors and approval of certain corporate transactions.

         In response to a request of H&M, on June 5, 2006, the Board of Directors increased the number of directors on the Company's Board of Directors from five to seven members and appointed Messrs. Shankar N. Ram and Daniel L. Thomas as directors to fill the two vacancies. The Board of Directors also authorized the further increase of the Board of Directors from seven members to nine members effective as of the date of the Annual Shareholders Meeting. H&M has requested that the Company nominate the following five nominees to stand for election to the Board of Directors at the Annual Shareholders' Meeting: Messrs. Shankar N. Ram, Daniel L. Thomas, Shri S. Jambunathan, Kishan Gramma Ananthram and Ms. Divya Ramachandran. H&M does not have any contractual rights to appoint directors or officers of the Company or to cause the resignation of any existing Company directors or officers.

         The Nominating Committee has nominated each of the director nominees set forth in Proposal 1.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has a line of credit of $4.0 million with Keltic Financial Partners, LP, (Keltic) based on the Company's eligible accounts receivable balances. The line of credit has certain financial covenants, which the Company must meet on a quarterly basis. There was no outstanding balance at December 31, 2005. On March 23, 2004, the line of credit was amended and restated to include the following: an extension to June 2007, the removal of the guarantee of the Chief Executive Officer and less restrictive financial covenants. On March 23, 2005, the agreement was restated and amended, again. Included in the restated and amended agreement is Keltic's consent for the proposed transaction with Vanguard Info-Solutions Corporation, (as defined in more detail in the Definitive Proxy Statement filed on June 27, 2005), which transaction was terminated on August 4, 2005 and a waiver to certain financial covenants that the Company failed to comply with in the first quarter ending March 31. The Company failed to comply with these covenants for the second and third quarters ending June 30 and September 30, 2005, respectively. Accordingly, a waiver was obtained from Keltic. On December 1, 2005, the agreement was further amended to reset the EBITDA covenant effective October 1, 2005. The line of credit bears interest at a variable rate based on prime plus 1.75% and the rate was 9.00% at December 31, 2005.

         The Company presently employs Victoria BenTov, the sister of the Chief Executive Officer and President, as a billable consultant at an annual salary of $140,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's directors, executive officers and certain beneficial owners of the Company's equity securities (the "Section 16 Reporting Persons") to file reports of holdings of and transactions in the Company's equity securities with the Securities and Exchange Commission, and to furnish the Company with copies of Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms that the Company has received, or written representations from the Section 16 Reporting Persons, to the Company's knowledge, all transactions in the Company's equity securities by the Company's
Section 16 Reporting Persons during the Company's last fiscal year were reported on-time, except as previously disclosed in the Company's Form 10-K for the fiscal year ended December 31, 2005 and except that (i) Rabin Dhoble reported one transaction late on a Form 3 filed in 2006 and , (ii) H&M reported one transaction late on a Form 3 filed in 2006, (iii) William Miller reported one transaction late on a Form 4 filed in 2006, (iv) Shankar Ram reported one transaction late on a Form 3 filed in 2006, (v) Daniel Thomas reported one transaction late on a Form 3 filed in 2006 and (vi) Michael Prude reported one transaction late on a Form 3 filed in 2006.

                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement in order to considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

                                 OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

                    MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

         In accordance with Rule 14a-3 (e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to The A Consulting Team, Inc., Attn: Salvatore M. Quadrino, 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, (732)499-8228. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

         A COPY OF THE 2005 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS PROXY STATEMENT. A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2005, AS AMENDED, INCLUDING EXHIBITS, CONTAINING INFORMATION ON OPERATIONS AND THE COMPANY'S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE FOR REQUESTORS WHO INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, AS OF JULY 6, 2006, SUCH REQUESTOR WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK. PLEASE WRITE TO:

                           THE A CONSULTING TEAM, INC.
                                 77 BRANT AVENUE
                                    SUITE 320
                                 CLARK, NJ 07066
                   ATTENTION: SALVATORE M. QUADRINO, SECRETARY

     COPIES MAY ALSO BE OBTAINED WITHOUT CHARGE THROUGH THE SEC'S WORLD WIDE
                        WEB SITE AT HTTP://WWW.SEC.GOV.

                                  EXHIBIT INDEX

EXHIBIT   NAME
-------   ----
   A      The Company's Annual Report for the fiscal year ended December 31,
          2005
   B      The Company's Audit Committee Charter
   C      Certificate of Amendment

                                    EXHIBIT A

            Annual Report for the fiscal year ended December 31, 2005

                                    EXHIBIT B

                             Audit Committee Charter

                           THE A CONSULTING TEAM, INC.

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


PURPOSE AND POWERS
------------------

         The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of The A Consulting Team, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to appoint, compensate and directly oversee the Company's independent auditor, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to the extent permitted under applicable laws, rules and regulations, and the Company's bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

         The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

CHARTER REVIEW

         The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

MEMBERSHIP

         The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the "Exchange Act"), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. At least one member of the Audit Committee must qualify as a "financial expert" as defined in
Section 407 of the Sarbanes-Oxley Act of 2002, by the SEC or in any other applicable laws, rules or regulations.


MEETINGS
--------

         The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditor of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent auditor's examination and management report.

RESPONSIBILITIES
----------------

         To fulfill its responsibilities and duties, the Audit Committee shall:

            1. Appoint the independent auditor for ratification by the stockholders and approve the compensation of and directly oversee the independent auditor.

            2. Engage outside counsel and other advisors and approve the compensation of and directly oversee such outside counsel and other advisors.

            3. Review the plan for and the scope of the audit and related services at least annually. Confirm that the independent accountant complies with the Exchange Act and all other applicable rules and regulations.

            4. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditor has not performed audit services for the Company for each of the five previous fiscal years.

            5. Pre-approve all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. [Note: alternatively, the Audit Committee can establish "pre-approval policies and procedures." These policies must be (1) detailed as to the particular services to be provided by the auditor, (2) the Audit Committee must be informed of each service (when it takes place), and (3) the policies can not include delegation of the Audit Committee's responsibilities to management. If you decide you would like to establish such procedures, please let us know.]

            6. Inquire of management of the Company and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

            7. Review with management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

            8. Discuss with the independent auditor the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the audit, including reviewing with management and the independent auditor at the completion of the annual audit:

                  a. The Company's annual financial statements and related footnotes;

                  b. The independent accountant's audit of the financial statements;

                  c. Any significant changes required in the independent accountant's audit plan;

                  d. Any serious difficulties or disputes with management encountered during the course of the audit;

                  e. Any management letter(s) from the independent auditor and management's response(s) thereto; and

                  f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

            9. Review with management and the Company's independent auditor the Company's quarterly financial statements prior to the filing of the Company's 10-Q and obtain assurance from the independent auditor that it has reviewed the Company's quarterly financial reports within the meaning of the procedures set forth in Statement on Audit Standards No. 71 prior to the filing of the Company's Form 10-Q for each quarter.

            10. Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

            11. Review management and independent accountant procedures established to prevent and uncover unlawful acts and violations of the Company's Code of Conduct, including with respect to unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US) and their execution; ascertaining whether there are any unaccounted for or off-book transactions; and identifying whether there have been any payments made in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

            12. Ensure the receipt of, and review, periodically written formal reports from the Company's independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

            13. Review with the Company's independent auditor any disclosed relationship or service that may impact the objectivity and independence of the accountant.

            14. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor, including with respect to setting clear policies regarding current or former employees of the independent auditor being hired by the Company.

            15. Review with management and the independent auditor at least annually (i) the Company's application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company;
                  (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) all other material communications between the independent auditor; and (iv) all other issues raised by the independent auditor including but not limited to the adequacy of personnel, possible weaknesses in the Company's internal controls, the attitude and morale of the Company's finance employees, any concerns expressed by finance or other Company personnel.

            16. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditor, and management. Review with the independent auditor and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

            17. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

            18. Oversee the adequacy of the Company's system of internal accounting controls including computerized information system controls and security. Obtain from the independent auditor management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent auditor together with management's responses thereto.

            19. Oversee the effectiveness of the internal audit function and obtain from the officers that certify the Company's financial reports an assessment of the internal controls, a report regarding any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any special steps adopted in light of material control deficiencies and a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations.

            20. Oversee the Company's compliance with the Foreign Corrupt Practices Act.

            21. Oversee the Company's compliance with SEC requirements for disclosure of accountant's services and Audit Committee members and activities.

            22. Oversee the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

            23. Review and approve all related party transactions other than compensation transactions. [Note: another body of independent board members can perform this function.]

            24. Review the periodic reports of the Company with management and the independent auditor prior to filing of the reports with the SEC.

            25. In connection with each periodic report of the Company, review:

                  a. Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act; and

                  b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

            26. Periodically discuss with the independent auditor, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.


            27. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

            28. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

            29. Be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

            30. Review the appointment and replacement of the Chief Financial Officer, Controller and other senior financial and accounting personnel.

            31. Review with the Company's Legal Department legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or other governmental agencies.

            32. Funding for the engagement of independent auditors, outside counsel and other advisors, as well as ordinary administrative expenses that are necessary and appropriate in carrying the duties of the Audit Committee shall be provided by the Company.

         In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

         Finally, the Audit Committee shall ensure that the Company's independent auditor understands both (i) its ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditor (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

REPORTS
-------

         The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

                                    EXHIBIT C

                            Certificate of Amendment

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE A CONSULTING TEAM, INC.

            (Pursuant to Section 805 of the Business Corporation Law)


1. The name of the corporation is The A Consulting Team, Inc. (the "Corporation"). The name under which the Corporation was originally formed was Software Ben-Tov, Inc.

2. The certificate of incorporation of Software Ben-Tov, Inc. was filed by the Department of State of the State of New York on February 16, 1983, amended on April 26, 1983, restated on August 4, 1997 and further restated on June 18, 2002 (the "Restated Certificate of Incorporation").

3. The Restated Certificate of Incorporation is hereby further amended by effecting a change of the Corporation's name from "The A Consulting Team, Inc." to "Helios & Matheson North America Inc." The Restated Certificate of Incorporation shall otherwise continue in full force and effect except that all references to the "Corporation" shall refer to Helios & Matheson North America Inc.

4. This Certificate of Amendment was duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York by (i) the Board of Directors of the Corporation and (ii) the requisite number of stockholders of the Corporation.



         IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation has been signed by the Chief Financial Officer of the Corporation, this _____day of ______, 2006.

                                     THE A CONSULTING TEAM, INC.

                                     By: /s/ Salvatore M. Quadrino
                                         --------------------------------------
                                         Salvatore M. Quadrino
                                         Chief Financial Officer

                           THE A CONSULTING TEAM, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Shmuel BenTov, Chairman, Chief Executive Officer and President of, and Salvatore M. Quadrino, Chief Financial Officer of, The A Consulting Team, Inc., a New York corporation (the "Company") and each of them as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of the Company, to be held on August 22, 2006, at 10:00 a.m. (local time), at the offices of the Company's counsel, Orrick, Herrington & Sutcliffe LLP, at 666 Fifth Avenue, New York, New York 10103 and at any and all adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters (and with discretionary authority as to any and all other):

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3.

                                                                     |--------|
                                                     Please mark     |        |
                                                     your votes as   |   X    |
                                                     indicated in    |        |
                                                     this example    |--------|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. Please mark your votes as in this example /x/.

1. Election of Directors Nominees


     SHMUEL BENTOV                      FOR                   WITHHOLD
     STEVEN S. MUKAMAL           ALL NOMINEES LISTED         AUTHORITY
     WILLIAM MILLER              TO THE LEFT (EXCEPT       TO VOTE FOR ALL
     RABIN DHOBLE                AS MARKED TO THE          NOMINEES LISTED
     SHANKAR RAM                 CONTRARY BELOW)           TO THE LEFT
     DANIEL THOMAS
     SHRI JAMBUNATHAN              |-----|                     |-----|
     KISHAN GRAMMA ANANTHRAM       |     |                     |     |
     DIVYA RAMACHANDRAN            |     |                     |     |
                                   |-----|                     |-----|

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

--------------------------------------------------------------------------


________________________________________________________________________________
2. To ratify the appointment of Mercadien P.C., as the independent public accountants of the Company for the fiscal year ending December 31, 2006


                                    FOR        AGAINST       ABSTAIN

                                  |-----|      |-----|        |-----|
                                  |     |      |     |        |     |
                                  |     |      |     |        |     |
                                  |-----|      |-----|        |-----|

________________________________________________________________________________
3. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Helios & Matheson North America Inc.


                                    FOR        AGAINST       ABSTAIN

                                  |-----|      |-----|        |-----|
                                  |     |      |     |        |     |
                                  |     |      |     |        |     |
                                  |-----|      |-----|        |-----|

________________________________________________________________________________
4. IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.




Signature(s)_______________________________________________Dated____________2006

NOTE: Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                              Fold and detach here
________________________________________________________________________________